UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011
HORIZON LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32627 (Commission File Number)	74-3123672 (IRS Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On June 10, 2011, Horizon Lines, Inc. (the “Company”) entered into an amendment (the “Amendment”) with certain holders (the “Exchanging Holders”) of a majority of its unsecured 4.25% convertible senior notes due 2012, to the previously announced Restructuring Support Agreements, dated June 1, 2011. The Amendment was entered into to extend, from June 10, 2011 to June 17, 2011, (i) the deadline by which the Company is to receive subscription commitments for $350 million in aggregate principal amount of the Company’s 9.0% senior secured notes to be issued and sold to the Exchanging Holders and (ii) the Exchanging Holders’ and the Company’s continued support for the recapitalization and to allow the parties to discuss certain modifications to the terms of the recapitalization.
     The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the form of Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Amended Restructuring Support Agreement, dated June 10, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
Date: June 10, 2011	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Amended Restructuring Support Agreement, dated June 10, 2011.